Exhibit 10.5

Senior Secured CONVERTIBLE Note Amendment

This Senior Secured Convertible Note Amendment (this “Amendment”), dated as of [ ], 2025, is by and between Datavault AI Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (collectively, the “Investors”).

WITNESSETH

Whereas, the Company and the Investors are party to that certain Securities Purchase Agreement, dated as of March 31, 2025 (the “Purchase Agreement”), pursuant to which the Company issued to the Investors senior secured convertible notes, issued on April 3, 2025, and May 19, 2025, in the aggregate principal amount of $16,666,665 (the “Notes”), convertible into shares of common stock, par value $0.0001 per share, of the Company; and

WHEREAS, the Company and the Investor desire to amend certain provisions of the Notes.

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

1.	Amendment to Registration Rights Agreement.

(a) The parties hereto hereby agree to amend and restate Section 4(f)(i) of each of the Notes to read as follows:

“General. Subject to Sections 4(d) and 5(i), at any time after the Stockholder Approval Date, the Holder may, at the Holder’s option, convert (each, an “Alternate Conversion”, and the date of such Alternate Conversion, each, an “Alternate Conversion Date”) all, or any part of, the Conversion Amount (such portion of the Conversion Amount subject to such Alternate Conversion, each, an “Alternate Conversion Amount”) into Common Stock at a conversion price equal to the greater of (x) the Floor Price and (y) 80% of the lowest VWAP in the twenty (20) Trading Days prior to the applicable Alternate Conversion Date (the “Alternate Conversion Price”).”

2.	Counterparts; Execution. This Amendment may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.	Governing Law. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 5.9 OF THE Purchase AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

4.	Terms and Conditions of the Notes. Except as modified and amended herein, all of the terms and conditions of the Notes shall remain in full force and effect.

[Signature pages follow immediately.]

[Parent Signature Page to Senior Secured Convertible Note Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Company:

Datavault AI Inc.

By:
Name:	Brett Moyer
Title:	Chief Financial Officer

[Investor Signature Page to Senior Secured Convertible Note Amendment]

In witness whereof, the undersigned has executed and delivered this Amendment as of the date first above written.

Name of Investor:

By:
Name of signatory:
Title: